Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests In

A&Q TECHNOLOGY FUND LLC

Tendered Pursuant to the Offer to Purchase

Dated September 19, 2017

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY BNY MELLON INVESTMENT

SERVICING (US) INC. EITHER BY MAIL OR

BY FAX BY THE END OF THE DAY ON

TUESDAY, OCTOBER 17, 2017, AT 12:00 MIDNIGHT,

NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

A&Q Technology Fund LLC
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 857
Claymont, Delaware 19703-9911

Attn: Tender Offer Administrator

For additional information:
Phone:   (877) 431-1973
Fax:         (302) 793-8201

               (302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

A&Q TECHNOLOGY FUND LLC

You are responsible for confirming that this Notice is received by BNY Mellon Investment Servicing (US) Inc. To assure good delivery, please send this page to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Application) / Date

Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Application) / Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Application) / Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Investor Application) / Date

Print Name of Co-Signatory and Title: